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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 1999 on the audited consolidated financial statements of Apache Corporation and subsidiaries included in the Apache Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------
                                            ARTHUR ANDERSEN LLP

Houston, Texas
April 7, 1999